EXHIBIT 10.3

Execution Copy

AMENDMENT

THIS AMENDMENT (this “Amendment”), dated as of October 15, 2015 (the “Effective Date”), is entered into among INSIGHT RECEIVABLES, LLC (“Insight Receivables”), INSIGHT ENTERPRISES, INC. (“Insight”, the “Servicer” or the “Performance Guarantor”), PNC BANK, NATIONAL ASSOCIATION (a “Purchaser”), WELLS FARGO BANK, NATIONAL ASSOCIATION, individually (a “Purchaser”) and as agent for the Purchasers (in such capacity, the “Agent”). Capitalized terms used herein but not defined herein shall have the meanings provided in the Receivables Purchase Agreement defined below.

WHEREAS, Insight Receivables, the Servicer, the Purchasers and the Agent are parties to that certain Receivables Purchase Agreement dated as of December 31, 2002 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Receivables Purchase Agreement”); and

WHEREAS, the parties to this Amendment wish to amend the Receivables Purchase Agreement on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises set forth above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Amendments. Subject to the fulfillment of the conditions precedent set forth in Section 3 below, the Receivables Purchase Agreement is hereby amended as follows:

(a) As new Section 5.1(bb) is hereby added to the Receivables Purchase Agreement which reads as follows:

(bb) Liquidity Coverage Ratio. Seller has not, does not and will not during the term of this Agreement (i) issue any obligations that (A) constitute asset-backed commercial paper, or (B) are securities required to be registered under the Securities Act of 1933 (the “33 Act”) or that may be offered for sale under Rule 144A or a similar exemption from registration under the 33 Act or the rules promulgated thereunder, or (ii) issue any other debt obligations or equity interests other than the Subordinated Notes (as defined in the Receivables Sale Agreement), the equity interests issued to its parent, or debt obligations substantially similar to the obligations of the Seller under this Agreement that are (A) issued to other banks or asset-backed commercial paper conduits in privately negotiated transactions, and (B) subject to transfer restrictions substantially similar to the transfer restrictions set forth in this Agreement. Seller further represents and warrants that its assets and liabilities are consolidated with the assets and liabilities of Insight for purposes of GAAP.

(b) The definition of “Charged-Off Receivable” in Exhibit I to the Receivables Purchase Agreement is hereby amended and restated in its entity to read as follows:

“Charged-Off Receivable” means a Receivable as to which no payment, or part thereof, remains unpaid for more than 90 days from the original due date for such payment: (i) as to which the Obligor thereof has taken any action, or suffered any event to occur, of the type described in Section 9.1(d) (as if references to Seller Party therein refer to such Obligor); (ii) as to which the Obligor thereof, if a natural person, is deceased, (iii) which, consistent with the Credit and Collection Policy, would be written off Seller’s books as uncollectible, or (iv) which has been identified by Seller as uncollectible.

(c) The definitions of “Default Proxy Ratio” and “Recoveries” in Exhibit I to the Receivables Purchase Agreement are hereby deleted in their entirety.

(d) The definition of “Default Ratio” in Exhibit I to the Receivables Purchase Agreement is hereby amended and restated in its entity to read as follows:

“Default Ratio” means, for any Fiscal Month, a percentage equal to (a) the greater of (i) zero and (ii) the sum of (A) the Default Proxy Balance as of the last day of such Fiscal Month plus (B) the aggregate Outstanding Balance of all Receivables (other than Deducted Receivables) that would have been classified during such Fiscal Month as Charged-Off Receivables, divided by (b) the aggregate Outstanding Balance (in each case, at the time of creation) of Receivables (other than Deducted Receivables) created during the Fiscal Month which ended on the date four (4) Fiscal Months prior to the last day of the current Fiscal Month.

(e) The definition of “LMIR” in Exhibit I to the Receivables Purchase Agreement is hereby amended and restated in its entity to read as follows:

“LMIR” means, for any day, the greater of (a) 0%, and (b) the one-month “Eurodollar Rate” for U.S. dollar deposits as reported on the Reuters Screen LIBOR01 Page (or such other page as may replace Reuters Screen LIBOR01 Page).

(f) The definition of “Loss Ratio” in Exhibit I to the Receivables Purchase Agreement is hereby amended to delete “Default Proxy Ratio” where it appears and to substitute in lieu thereof “Default Ratio.”

(g) Section 14.1(b)(i) of the Receivables Purchase Agreement is hereby amended to delete “Default Proxy Ratio” where it appears.

(h) Section 9.1 (g)(i) of the Receivables Purchase Agreement is hereby amended to delete “0.5%” where it appears and to substitute in lieu thereof “7.00%.”

For the avoidance of doubt, to the extent any of the above amendments impacts the data to be reported in a Monthly Report, it is intended to be applicable to the September 2015 Monthly Report and all subsequent Monthly Reports.

SECTION 2. Representations. Each Seller Party hereby represents and warrants to the Agent and the Purchasers, as to itself, as of the Effective Date hereof that:

(a) Power and Authority; Due Authorization, Execution and Delivery. The execution and delivery by such Seller Party of this Amendment, and the performance of its obligations under the Receivables Purchase Agreement as amended hereby are within its corporate or company powers and

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authority and have been duly authorized by all necessary corporate or company action on its part. This Amendment has been duly executed and delivered by such Seller Party.

(b) Binding Effect. This Amendment constitutes the legal, valid and binding obligation of such Seller Party enforceable against such Seller Party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

SECTION 3. Conditions Precedent. This Amendment shall become effective as of the close of business on the Effective Date, subject to the satisfaction of the conditions precedent that (a) each of the representations set forth in Section 2 above is true and correct on and as of the Effective Date as though made on and as of such date (or, to the extent such representations and warranties specifically relate to an earlier date, that each of such representations and warranties was true, correct and complete in all material respects on and as of such earlier date), and (b) the Agent shall have received counterparts of this Amendment executed by each of the parties hereto.

SECTION 4. Reference to and Effect on the Receivables Purchase Agreement.

4.1 Upon the effectiveness of this Amendment, (i) each reference in the Receivables Purchase Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Receivables Purchase Agreement, as amended hereby, and (ii) each reference to the Receivables Purchase Agreement in any other Transaction Document or any other document, instrument or agreement executed and/or delivered in connection therewith, shall mean and be a reference to the Receivables Purchase Agreement as amended hereby.

4.2 Except as specifically amended hereby, the terms and conditions of the Receivables Purchase Agreement shall remain in full force and effect, and are hereby ratified and confirmed. The Undertaking is also hereby ratified and confirmed.

SECTION 5. Costs and Expenses. Insight Receivables agrees to pay on demand all reasonable costs and expenses of the Agent in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent and the Purchasers party hereto as to their respective rights and responsibilities hereunder and thereunder.

SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile or other electronic transmission (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart hereof and deemed an original.

SECTION 7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, BUT NOT LIMITED TO, 735 ILCS SECTION 105/5-1 ET SEQ., BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS) OF THE STATE OF ILLINOIS.

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SECTION 8. Section Titles. The section titles contained in this Amendment are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

INSIGHT RECEIVABLES, LLC

BY:	INSIGHT RECEIVABLES HOLDING, LLC, its Sole Member

By:	/s/ Lynn Willden
Name:	Lynn Willden
Title:	SVP, Tax and Treasurer

INSIGHT ENTERPRISES, INC., as Servicer and Performance Guarantor

By:	/s/ Lynn Willden
Name:	Lynn Willden
Title:	SVP, Tax and Treasurer

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PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Michael Brown
Name:	Michael Brown
Title:	Sr. Vice President

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WELLS FARGO BANK, NATIONAL ASSOCIATION, individually and as Agent

By:	/s/ Ryan Tozier
Name:	Ryan Tozier
Title:	Vice President

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